                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): AUGUST 27, 2004


                         NORTHERN BORDER PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)


          DELAWARE                                             1-12202                                  93-1120873
(State or other jurisdiction of                              (Commission                               (IRS Employer
        incorporation)                                       File Number)                           Identification No.)


             13710 FNB PARKWAY
              OMAHA, NEBRASKA                              68154-5200
   (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (402) 492-7300


                                [NOT APPLICABLE]
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER MATERIAL EVENTS.

      Northern Border Partners, L.P. owns a 70 percent general partner interest in Northern Border Pipeline Company. As previously reported, Northern Border Pipeline Company and the Assiniboine and Sioux Tribes (the "Tribes") of the Fort Peck Indian Reservation had reached a settlement related to the renewal of the pipeline right of way lease in 2011 and taxation issues. The settlement documentation which had been executed by Northern Border Pipeline Company and the Tribes was approved by the Bureau of Indian Affairs on August 27, 2004. Under the terms of the settlement, Northern Border Pipeline will pay, within 10 days, to the Tribes a lump sum payment of $5.9 million and an annual payment for 2004 of $1.5 million. The settlement grants an option to extend the right of way lease for twenty-five years with an additional option to extend the lease for an additional twenty-five years. The settlement also provides for future expansion rights for the pipeline on tribal lands at a predetermined cost. The settlement resolves all outstanding tax disputes with the Tribes for the past and future.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NORTHERN BORDER PARTNERS, L.P.

Date:  August 30, 2004                   /s/ Jerry L. Peters
                                         ----------------------------------
                                         Name:  Jerry L. Peters
                                         Title: Chief Financial and
                                                Accounting Officer